UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2007

Radian Group Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 5, 2007, Radian Group Inc. and MGIC Investment Corporation jointly announced that they have entered into an agreement that terminates the pending merger between the two companies. Radian also separately announced on September 5, 2007 that it plans to hold an investor call at 10 am (Eastern) on September 5, 2007 to provide an update regarding its business strategy and key financial information as an independent company. The presentation slides that will be referenced during the investor call were posted to Radian’s website concurrent with the filing of this Current Report on Form 8-K.

The following Exhibits are furnished with this Current Report on Form 8-K and are incorporated into this Item 7.01 as if fully set forth herein: Exhibit 99.1 – Radian and MGIC Joint News Release (announcing termination of the merger); Exhibit 99.2 – Radian News Release (announcing September 5, 2007 investor call); and Exhibit 99.3 – Presentation Slides for September 5, 2007 Investor Call. The slides furnished as Exhibit 99.3 should be viewed in conjunction with the September 5, 2007 investor presentation for a more complete understanding of the information included therein.

The information included in, or furnished with, this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1*	Radian and MGIC Joint News Release dated September 5, 2007.

99.2*	Radian News Release dated September 5, 2007.

99.3*	Presentation Slides for September 5, 2007 Investor Call.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: September 5, 2007	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Vice President, Securities Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Joint News Release dated September 5, 2007.

99.2*	Radian News Release dated September 5, 2007.

99.3*	Presentation Slides for September 5, 2007 Investor Call.

*	Furnished herewith